Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-B

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                        June 15, 2006

                      RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY     NEXT PAY                         COUPON
TRANCHE    CURRENCY    ORIGINAL        CURRENT     ORIGINAL   CURRENT  FREQUENCY    DATE                    BASIS          CURRENT
-----------------------------------------------------------------------------------------------------------------------------------
Class A1     USD     AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%    Quarterly  15 Sep 2006 3 Mth $ LIBOR       + 0.05%   4.96000%
Class A2     EUR     AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%     Monthly   17 Jul 2006 1 Mth EURIBOR       + 0.09%   2.73700%
Class A3     GBP     AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%    Quarterly  15 Sep 2006 3 Mth (pound) LIBOR + 0.09%   4.67219%
Class B3     GBP        A/A1/A          A/A1/A       100%      100%    Quarterly  15 Sep 2006 3 Mth (pound) LIBOR + 0.26%   4.84219%
Class C1     USD     BBB/Baa2/NR     BBB/Baa2/NR     100%      100%    Quarterly  15 Sep 2006 3 Mth $ LIBOR       + 0.40%   5.31000%
Class C3     GBP     BBB/Baa2/NR     BBB/Baa2/NR     100%      100%    Quarterly  15 Sep 2006 3 Mth (pound) LIBOR + 0.46%   5.04219%

             Scheduled start of Controlled Accumulation Period:  1 June, 2009
             Expected maturity:                                  15 December, 2010
             Legal final maturity:                               15 December, 2012
             Structure:                                          Sr/sub Seq Pay
             Tax Election:                                       Debt
             Amort. Type:                                        Soft Bullet
             Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
             Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
             Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
             Trustee:                                            Bank of New York (The)
             Underwriter:                                        The Royal Bank of Scotland plc


Pool Performance

Month end         Gross       Expense      Gross Charge        Excess      Excess      Transferor Interest
                Yield (%)    Rate (%)     Off Rate (%)      Spread (%)    Spread (%)            %            Min %
                                                                         Roll 1/4 Ave
May 31, 2006      19.69%       5.67%              7.35%        6.68%        6.47%             41.07%            6%
Apr 30, 2006      16.60%       4.98%              5.72%        5.89%        6.33%             41.51%            6%
Mar 31, 2006      20.15%       6.06%              7.25%        6.84%        6.76%             41.18%            6%
Feb 28, 2006      16.86%       5.11%              5.48%        6.27%         N/A              43.52%            6%
Jan 31, 2006      18.43%       5.49%              5.77%        7.16%         N/A              44.22%            6%
Dec 31, 2005      18.30%        N/A               5.77%         N/A          N/A              45.42%            6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                      (% Pool)
             ----------------------------------------------------------
Month end      30-59 days   60-89 days    90-179 days      180+ days      Total
---------      ----------   ----------    -----------      ---------      -----

May 31, 2006      1.24%        1.01%          2.35%           3.28%       7.88%
Apr 30, 2006      1.32%        0.98%          2.30%           3.28%       7.88%
Mar 31, 2006      1.25%        0.96%          2.27%           3.17%       7.65%
Feb 28, 2006      1.27%        0.92%          2.19%           3.07%       7.46%
Jan 31, 2006      1.21%        0.88%          2.15%           2.93%       7.17%
Dec 31, 2005      1.12%        0.88%          2.06%           2.82%       6.88%

Payment Rate

                  Payments                                     Pool balance
             --------------------------                        ------------
Month End    Total ((pound)000) Rate (%)                         (pound)000

May 31, 2006      1,202,916     23.90%                            4,992,642
Apr 30, 2006        977,762     19.57%                            5,033,594
Mar 31, 2006      1,302,500     24.99%                            4,996,352
Feb 28, 2006      1,071,000     20.31%                            5,212,805
Jan 31, 2006      1,239,187     23.00%                            5,272,903
Dec 31, 2005      1,200,032     22.34%                            5,386,670

Average Actual Balance:                             (pound) 1,108

Number of Accounts:                                     4,506,123

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of June, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business